U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ZeroFox Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39722	98-1557361
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

150 North Riverside Plaza, Suite 5200 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, $0.0001 par value per share	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-262570 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of Class)

Explanatory Note

   This Registration Statement on Form 8-A is being filed by ZeroFox Holdings, Inc. (the "Registrant"), formerly known as L&F Acquisition Corp., with the Securities and Exchange Commission (the "SEC") in connection with the transfer of the listing of the Registrant's common stock, par value $0.0001 per share (the "Common Stock") and warrants to purchase shares of Common Stock, each exercisable for one share of Common Stock at an exercise price of $11.50 per share (the "Warrants") from the NYSE American LLC to The Nasdaq Stock Market LLC.  The transfer of the listing is scheduled to occur at the opening of trading on August 4, 2022.

Item 1.  Description of Registrant’s Securities to be Registered.

   The securities to be registered hereby are shares of Common Stock and Warrants.

   The description of the Common Stock and Warrants contained in the section entitled “Description of  Securities” in the proxy statement/prospectus included in the Company’s Registration Statement on Form S-4 (File No. 333-262570), as amended, (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference.

Item 2.  Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed herewith or incorporated by reference, because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Sections 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned duly authorized.

Dated: August 3, 2022

ZEROFOX HOLDINGS, INC.

By:	/s/ Adam Gerchen
Name:	Adam Gerchen
Title:	Chief Executive Offier